EXHIBIT 5

April 20, 2007

Winner Medical Group
Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
People's Republic of China

Re:	Winner Medical Group Inc. - Registration Statement on Form S-1, in respect of 7,474,027 Shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special Nevada counsel to Winner Medical Group Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the resale by the selling stockholders identified in the Registration Statement of up to 7,474,027 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share, all of which are currently issued and outstanding.

In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, the accuracy of all certificates submitted to us, and the legal capacity of natural persons executing such documents.

Winner Medical Group
April 20, 2007

Based upon the foregoing and the proceedings taken by the Company referred to above, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada as in effect on the date hereof. We assume no responsibility regarding the applicability to such transactions or the effect thereon, of the laws of any other jurisdiction.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.

Very truly yours,

/s/ Jones Vargas

JONES VARGAS